As filed with the Securities and Exchange Commission on November 1, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Elevance Health, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Indiana	35-2145715
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
220 Virginia Avenue
Indianapolis, Indiana 46204
(833) 401-1577
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Blair W. Todt
Executive Vice President and Chief Legal Officer
Elevance Health, Inc.
220 Virginia Avenue
Indianapolis, Indiana 46204
(833) 401-1577
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With Copies to:
Eve N. Howard
Les Reese
Hogan Lovells US LLP
Columbia Square
555 Thirteenth Street, N.W.
Washington, D.C. 20004
(202) 637-5600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS
SENIOR DEBT SECURITIES
SUBORDINATED DEBT SECURITIES
PREFERRED STOCK
COMMON STOCK
DEPOSITARY SHARES
WARRANTS
RIGHTS
STOCK PURCHASE CONTRACTS
STOCK PURCHASE UNITS
We may offer and sell, from time to time, one or any combination of the securities we describe in this prospectus. The debt securities and our preferred stock we may offer may be convertible into or exchangeable for our common stock or our other securities, or debt or equity securities of one or more other entities. When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities including the offering price of the securities.
You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.
We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis.
Our common stock is listed on the New York Stock Exchange under the symbol “ELV.” Any common stock sold pursuant to a prospectus supplement will be listed, subject to notice of issuance, on the New York Stock Exchange. If we decide to list or seek a quotation for any other securities we may offer and sell from time to time, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 7 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 1, 2023.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell any of the securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
In this prospectus, the terms “we,” “us,” “our,” the “Company” and “Elevance Health” refer to Elevance Health, Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference herein, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s),” “intend,” “estimate,” “project” and similar expressions are intended to identify forward-looking statements, which generally are not historical in nature. Forward-looking statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such forward-looking statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. You should carefully review the risks and information contained, or incorporated by reference, in this prospectus or any applicable prospectus supplement, including, without limitation, the “Risk Factors” beginning on page 7 herein and incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2022 and other reports and information that we file from time to time in the future with the SEC. Except to the extent otherwise required by federal securities law, we do not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov.
We also make available, free of charge, on or through our website (http://www.elevancehealth.com), our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed below under the heading “Incorporation of Certain Documents by Reference.”
We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours establishing the terms of the securities offered hereby, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s website listed above.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.
We incorporate by reference in this prospectus the documents set forth below that have been previously filed with the SEC as well as any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of this offering; provided however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:
(i)our Annual Report on Form 10-K for the year ended December 31, 2022, including the portions of our Definitive Proxy Statement on Schedule 14A filed on March 31, 2023 incorporated by reference into the Annual Report (except for Part I, Item 1. “Business,” Part II, Item 7. “Management's Discussion and Analysis of Financial Condition and Results of Operations,” Part II, Item 8. “Financial Statements and Supplementary Data,” and Part IV, Item 15(c) “Financial Statement Schedule,” which have been recast in Exhibit 99.1 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023);
(ii)our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023;
(iii)our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, as amended by Amendment No. 1 to our Quarterly Report on Form 10-Q/A;
(iv)our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023;
(v)our Current Reports on Form 8-K, filed on February 8, 2023, February 22, 2023, May 11, 2023, August 8, 2023 (other than Item 7.01 and the related Exhibit 99.1), and October 5, 2023; and
(vi)the description of our common stock contained in Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December  31, 2022, and any amendment or reports filed for the purpose of updating such description.
Information that we file with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

We will provide without charge to each person, including any beneficial owner of the securities offered by this prospectus, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents and any other documents that are incorporated by reference in this prospectus and the applicable prospectus supplement (other than exhibits to such information, unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to our principal executive office at the following address:
Elevance Health, Inc.
Attention: Investor Relations
220 Virginia Avenue
Indianapolis, Indiana 46204
Telephone (833) 401-1577
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

OUR COMPANY
At Elevance Health, our purpose—to improve the health of humanity—is central to who we are. It inspires all we do and is the driving force behind our unique approach to health. We know to meaningfully improve health, we must take a broader view. That is why our foundational approach looks at whole health and its most critical drivers: social, behavioral and physical. We believe in working together to achieve our mission of improving lives and communities, simplifying healthcare and expecting more. We strive to deliver on our mission innovating, integrating and partnering to improve healthcare and having a culture connected to our strategy. Our strategy is to become a lifetime, trusted health partner through the following four core focus areas:
•Whole Health — Partner to address physical, behavioral and social needs to improve health, affordability, quality, equity and access for individuals and communities.
•Exceptional Experiences — Put the consumers we serve at the center of all that we do, personalizing engagement to meet consumers where they are and optimize health outcomes across individuals and populations.
•Care Provider Enablement — Be the easiest payer to work with by supporting care provider partners with data, insights and tools they need to deliver exceptional care for our consumers.
•Digital Solutions — Use digital technologies such as AI to transform the way we operate our business and interact with consumers by driving improvements in efficiency and experiences and converting data into actionable insights.
With an unyielding commitment to meeting the needs of our diverse customers, we are guided by the following values:
•Leadership — Redefine what is possible
•Community — Committed, connected, invested
•Integrity — Do the right thing, with a spirit of excellence
•Agility — Deliver today, transform tomorrow
•Diversity — Open our hearts and minds
We are one of the largest health insurers in the United States in terms of medical membership, serving over 47 million medical members through our affiliated health plans as of September 30, 2023. We offer a broad spectrum of network-based managed care risk-based plans to Individual, Employer Group, Medicaid and Medicare markets. In addition, we provide a broad array of managed care services to fee-based customers, including claims processing, stop loss insurance, provider network access, medical management, care management, wellness programs, actuarial services and other administrative services. We provide services to the federal government in connection with our Federal Health Products & Services business, which administers the Federal Employees Health Benefits Program. We provide an array of specialty services both to customers of our subsidiary health plans and also unaffiliated health plans, including pharmacy services and dental, vision, life, disability and supplemental health insurance benefits, as well as integrated health services.
We are an independent licensee of the Blue Cross and Blue Shield Association (“BCBSA”), an association of independent health benefit plans. We serve our members as the Blue Cross licensee for California and as the Blue Cross and Blue Shield (“BCBS”) licensee for Colorado, Connecticut, Georgia, Indiana, Kentucky, Maine, Missouri (excluding 30 counties in the Kansas City area), Nevada, New Hampshire, New York (in the New York City metropolitan area and upstate New York), Ohio, Virginia (excluding the Northern Virginia suburbs of Washington, D.C.) and Wisconsin. In a majority of these service areas, we do business as Anthem Blue Cross, Anthem Blue Cross and Blue Shield, and Empire Blue Cross Blue Shield or Empire Blue Cross. We also serve members in numerous states as Amerigroup, Freedom Health, HealthLink, HealthSun, MMM, Optimum HealthCare, Simply Healthcare, UniCare and/or Wellpoint. We also conduct business through arrangements with other BCBS licensees as well as other strategic partners. We are licensed to conduct insurance operations in all 50 states, the District of Columbia and Puerto Rico through our subsidiaries. Through various subsidiaries, we also offer pharmacy services as CarelonRx and other healthcare-related services as Carelon Services, Aspire Health, Carelon Behavioral Health and CareMore.
As we announced in 2022, over the next several years we are organizing our brand portfolio into the following core go-to-market brands:
•Anthem Blue Cross/Anthem Blue Cross and Blue Shield—represents our existing Anthem-branded and affiliated Blue Cross and/or Blue Shield licensed plans;
•Wellpoint—we are uniting select non-BCBSA licensed Medicare, Medicaid and commercial plans under the Wellpoint name; and
•Carelon—this brand brings together our healthcare-related brands and capabilities, including our CarelonRx and Carelon Services businesses, under a single brand name.
Our branding strategy reflects the evolution of our business from a traditional health insurance company to a lifetime, trusted health partner. Given this evolution, we reviewed and modified how we manage our business, monitor our performance and allocate our resources, and made changes to our reportable segments beginning in the first quarter of 2023. The results of our operations are now reported in the following four reportable segments: Health Benefits (aggregates our previously reported Commercial & Specialty Business and Government Business segments), CarelonRx, Carelon Services (previously included in our Other segment) and Corporate & Other (our businesses that do not individually meet the quantitative thresholds for an operating segment, as well as corporate expenses not allocated to our other reportable segments). In 2022, we managed and presented our operations through the following four reportable segments: Commercial & Specialty Business, Government Business, CarelonRx and Other.
Elevance Health is incorporated under the laws of the State of Indiana. Our principal executive offices are located at 220 Virginia Avenue, Indianapolis, Indiana 46204 and our telephone number is (833) 401-1577. We maintain a website at www.elevancehealth.com where general information about us is available. We are not incorporating the contents of the website into this prospectus or any prospectus supplement.
If you would like to find more information about us, please see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

RISK FACTORS
Investing in our securities involves certain risks. Before acquiring any securities, you should carefully consider, among other things, the matters discussed under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022, which are incorporated by reference herein, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before making an investment decision.

USE OF PROCEEDS
Unless we otherwise specify in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include but are not limited to the repayment of debt, investments in or extensions of credit to our subsidiaries, the financing of possible acquisitions or business expansion or the repurchase of shares of our common stock. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF THE DEBT SECURITIES
General
This section describes the general terms and provisions of the indentures and the debt securities we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the debt securities then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement. Because this is only a summary, it does not contain all of the details found in the full text of the indentures (as defined below) and the debt securities. We urge you to read carefully the full text of the indentures. The following summary is qualified in its entirety by the provisions of the indentures.
The debt securities offered by this prospectus will be direct obligations of Elevance Health and will be either senior or subordinated debt, which we refer to together as the debt securities. We will issue the debt securities under the senior note indenture dated as of November 21, 2017 between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “senior note indenture”), or the subordinated note indenture dated as of May 12, 2015 between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “subordinated note indenture”). Senior debt will be issued under the senior note indenture and subordinated debt will be issued under the subordinated note indenture. The senior note indenture and the subordinated note indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” The indentures have been qualified under the Trust Indenture Act of 1939. The indentures provide that our debt securities may be issued in one or more series, with different terms, in each case as authorized from time to time by us. The indentures also give us the ability to reopen an existing series of debt securities and issue additional debt securities of that series or establish additional terms for that series of debt securities. None of the indentures limits the amount of debt securities or other unsecured debt which we may issue.
In addition to the following description of the debt securities, you should refer to the detailed provisions of each indenture, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.
A prospectus supplement will specify the specific terms of any issue of debt securities we may offer, including, where applicable:
•the title of the series of debt securities;
•the maximum aggregate principal amount, if any, established for debt securities of the series; provided, however, that such amount may from time to time be increased by a board resolution;
•whether the debt securities will be senior or subordinated debt;
•the price or prices at which the debt securities will be sold;
•the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;
•the date or dates on which the principal and premium, if any, of any debt securities of the series will be payable or the method used to determine or extend those dates;
•the rate or rates at which any debt securities of the series will bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which any such interest will accrue, or the method by which such date or dates shall be determined, the interest payment dates on which any such interest will be payable and the regular record date, if any, for any such interest payable on any interest payment date, or the method by which such date or dates shall be determined, the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months, and the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

•the place or places where the principal of, premium, if any, and interest on any debt securities of the series will be payable, the place or places where the debt securities of such series may be presented for registration of transfer or exchange, the place or places where notices and demands to or upon us in respect of the debt securities of such series may be made and the manner in which any payment may be made;
•the period or periods within which or the date or dates on which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;
•our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund, amortization or analogous provisions or at the option of the holder thereof and the period or periods within which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;
•if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any debt securities of the series will be issuable;
•if other than the trustee, the identity of each security registrar and/or paying agent;
•if the amount of principal of, premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts will be determined;
•if other than U.S. dollars, the currency, currencies or currency units in which the principal of, premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;
•if the principal of, premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of, premium, if any, or interest on such debt securities as to which such election is made will be payable, the periods within which or the dates on which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);
•if the provisions of the indenture relating to satisfaction and discharge thereof shall not apply to the debt securities of that series as set forth therein, or if provisions for the satisfaction and discharge of the indenture other than as set forth therein shall apply to the debt securities of that series;
•if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture or the method by which such portion shall be determined;
•if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);
•if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;
•if applicable, that any debt securities of the series shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities, the form of any legend or legends which shall be borne by any such global security in addition to or in lieu of that set forth in the indenture and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof;
•any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;
•any addition to, deletion from or change in the covenants applicable to debt securities of the series;
•the terms of any right to convert or exchange debt securities of such series into any other securities or property of ours or of any other corporation or person, and the additions or changes, if any, to the indenture with respect to the debt securities of such series to permit or facilitate such conversion or exchange;
•whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of such persons, the terms and conditions upon which such debt securities will be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;
•whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;
•whether the debt securities will be issued in a transaction registered under the Securities Act, and any restriction or condition on the transferability of the debt securities of such series;
•whether the debt securities will be issued pursuant to a periodic offering program;
•the exchanges, if any, on which the debt securities may be listed; and
•any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the applicable indenture, except as permitted thereunder).
Unless otherwise specified in a prospectus supplement, the senior debt securities will rank equally with all other unsecured and unsubordinated indebtedness of Elevance Health. The subordinated debt securities will rank subordinated and junior in right of payment, to the extent set forth in the subordinated note indenture, to all Senior Debt, as defined herein, of Elevance Health. See “Subordination” below.
Some of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below their stated principal amount. The prospectus supplement will contain any United States federal income tax consequences and other special considerations applicable to discounted debt securities.
Payment and Transfer
Unless we state otherwise in a prospectus supplement, we will issue debt securities only as registered securities, which means that the name of the holder will be entered in a register, which will be kept by the trustee or another agent of ours. Unless we state otherwise in a prospectus supplement, we will make principal and interest payments at the office of the paying agent or agents we name in the prospectus supplement or by mailing a check to you at the address we have for you in the register.

Unless we state otherwise in a prospectus supplement, you will be able to transfer registered debt securities at the office of the transfer agent or agents we name in the prospectus supplement. You may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations.
Neither we nor the trustee will impose any service charge for any transfer or exchange of a debt security; however, we may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.
If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.
Global Notes, Delivery and Form
Unless otherwise specified in a prospectus supplement, the debt securities will be issued in the form of one or more fully registered Global Notes, as defined below, that will be deposited with, or on behalf of, The Depository Trust Company, referred to herein as the Depository, and registered in the name of the Depository’s nominee. A Global Note may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee. Global Notes are not exchangeable for definitive note certificates except in the specific circumstances described below. For purposes of this prospectus, “Global Note” refers to the Global Note or Global Notes representing an entire issue of debt securities.
The Depository has advised us as follows:
•The Depository is:
•a limited purpose trust company organized under the laws of the State of New York;
•a “banking organization” within the meaning of the New York banking law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
•The Depository was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book entry changes in accounts of its participants, eliminating the need for physical movements of securities certificates.
•The Depository participants include securities brokers and dealers, banks, trust companies, clearing corporations and others, some of whom own the Depository.
•Access to the Depository book-entry system is also available to others that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
•Where we issue a Global Note in connection with the sale thereof to an underwriter or underwriters, the Depository will immediately credit the accounts of participants designated by the underwriter or underwriters with the principal amount of the debt securities purchased by the underwriter or underwriters.
•Ownership of beneficial interests in a Global Note will be shown on, and the transfers of ownership will be effected only through, records maintained by the Depository (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain purchasers of securities take physical delivery in definitive form of securities they purchase. These laws may limit your ability to transfer beneficial interests in a Global Note.
So long as a nominee of the Depository is the registered owner of a Global Note, that nominee for all purposes will be considered the sole owner or holder of the debt securities under the applicable indenture. Except as provided below, you will not be entitled to have debt securities registered in your name, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owners or holders thereof under the applicable indenture.
We will make payment of principal of, premium, if any, and interest on debt securities represented by a Global Note to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Note representing those debt securities. The Depository has advised us that upon receipt of any payment of principal of, or interest on, a Global Note, the Depository will immediately credit accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of that Global Note, as shown in the records of the Depository. Standing instructions and customary practices will govern payments by participants to owners of beneficial interests in a Global Note held through those participants, as is now the case with securities held for the accounts of customers registered in “street name”. Those payments will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.
Neither we, the trustee nor any of our respective agents will be responsible in any respect for actions or inactions of the Depository, any nominee or any participant relating to, or payments made on account of, beneficial interests in a Global Note or for maintaining, supervising or reviewing any of the records of the Depository, any nominee or any participant relating to those beneficial interests.
We will issue debt securities in definitive form in exchange for a Global Note only in the following situations:
•if the Depository is at any time unwilling or unable to continue as depository, and a successor depository is not appointed by us within 120 days;
•if we choose to issue definitive debt securities; or
•if there is an Event of Default (as described herein), and there is a request from the Depository or any holder of the debt securities to issue definitive debt securities.
In any such instance, an owner of a beneficial interest in a Global Note will be entitled to have debt securities equal in principal amount to that beneficial interest registered in its name and will be entitled to physical delivery of debt securities in definitive form. Debt securities in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons. We will maintain one or more offices or agencies where debt securities may be presented for payment and may be transferred or exchanged. You will not be charged a fee for any transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Mergers and Similar Events
We are generally permitted to consolidate with or merge into any other person. In this section, “person” refers to any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision of a government or governmental agency. We are also permitted to sell substantially all of our assets to any other person, or to buy substantially all of the assets of any other person. However, we may not take any of these actions unless all the following conditions are met:
•Where we merge out of existence or sell all or substantially all of our assets, the other person must be a corporation (or the other person must include a corporate co-issuer of the debt securities) organized under the laws of a state or the District of Columbia or under federal law and it must agree to be legally responsible for the outstanding debt securities issued under the indentures. Upon assumption of our obligations by such a person in such circumstances, we shall be relieved of all obligations and covenants under the indentures and the debt securities.
•The merger, sale of all or substantially all of our assets or other transaction must not cause a default on the debt securities, and we must not already be in default unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an Event of Default that has occurred and not been cured, as described below under “Events of Default.” A default for this purpose would also include any event that would be an Event of Default if we received the required notice of our default or if under the indentures the default would become an Event of Default after existing for a specified period of time.
•We have delivered an officer’s certificate and an opinion of counsel to the trustee stating that the transaction and any supplemental indenture required in connection therewith comply with the requirements of the applicable indenture.
Modification and Waiver
There are three types of changes we can make to the indentures and the debt securities.
Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. The following is a list of those types of changes:
•change the stated maturity of the principal or interest on a debt security;
•reduce any amounts due on a debt security;
•reduce any premium payable upon the redemption of the debt securities or change the date on which any debt securities may or must be redeemed;
•change the place or currency of payment for a debt security;
•impair your right to sue for payment;
•reduce the percentage in principal amount of the debt securities, the approval of whose holders is needed to modify or amend the applicable indenture or the debt securities;
•reduce the percentage in principal amount of the debt securities, the approval of whose holders is needed to waive compliance with certain provisions of the applicable indenture or to waive certain defaults;
•modify any other aspect of the provisions dealing with modification and waiver of the applicable indenture, except to increase the percentage required for any modification or to provide that other provisions of such indenture may not be modified or waived without your consent; and
•if the debt securities are convertible, make any change that adversely affects in any material respect the terms of conversion of such debt securities unless such change is permitted by the terms of such debt securities.
Changes Not Requiring Approval. The second type of change does not require any vote by holders of the debt securities. This type is limited to corrections and clarifications and certain other changes that would not adversely affect holders of the debt securities. The following is a non-exhaustive list of those types of changes:
•evidence the succession of another person to the Company;
•add to the covenants of the Company for the benefit of the holders of the debt securities;
•add any additional Events of Default for the benefit of the holders of the debt securities;
•add one or more guarantees for the benefit of the holders of the debt securities;

•secure the debt securities;
•appoint a successor trustee, or revise any provisions of the indentures necessary to administer the trusts under the indentures;
•provide for the issuance of additional debt securities of any series;
•establish the form or terms of any additional debt securities issued;
•to comply with the rules of any applicable depository;
•alter any provisions of the indentures necessary to permit the issuance of debt securities in bearer form;
•modify any provisions regarding one or more series of the debt securities that affect only debt securities to be issued under the applicable indenture after the changes take effect;
•cure any ambiguity or mistakes in the indentures or the debt securities;
•change any other provision under the indentures that does not adversely affect the interests of the holders of the debt securities;
•supplement the indentures in order to permit the defeasance and discharge of any series of debt securities in any manner that does not adversely affect the interest of the holders of the debt securities;
•to comply with the rules or regulations of any securities exchange or automated quotation system on which the debt securities may be listed or traded; and
•to comply with SEC requirements.
Changes Requiring a Majority Vote. Any other change to the applicable indenture and the debt securities would require the following approval:
•If the change affects only debt securities of one series, it must be approved by the holders of not less than a majority in principal amount of the debt securities of that series.
•If the change affects the debt securities of one series as well as the debt securities of one or more other series issued under the applicable indenture, it must be approved by the holders of not less than a majority in principal amount of the debt securities of each series affected by the change. In each case, the required approval must be given by written consent. Most changes fall into this category.
The same vote would be required for us to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the applicable indenture or the debt securities listed in the first category described previously under “Changes Requiring Your Approval” unless we obtain your individual consent to the waiver.
Further Details Concerning Voting. Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Defeasance—Full Defeasance.”
We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of debt securities, that vote or action may be taken only by persons who are holders of outstanding debt securities on the record date and must be taken within 180 days following the record date or another period that we may specify (or as the trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time.

Conversion and Exchange Rights
The debt securities of any series may be convertible into or exchangeable for other securities of Elevance Health or another issuer or property or cash on the terms and subject to the conditions set forth in the applicable prospectus supplement.
In particular, the prospectus supplement will specify:
•the type of securities into which the debt security may be converted or exchanged;
•the conversion price or exchange ratio, and its method of calculation;
•whether conversion or exchange is mandatory or at your election; and
•how the conversion price or exchange ratio may be adjusted if our debt securities are redeemed.
Defeasance
The indentures include provisions allowing defeasance of the debt securities, which means that we may discharge our entire indebtedness under the indentures, if specific acts are performed. The indentures provide for full defeasance and covenant defeasance, as further described below.
Full Defeasance. If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, which we refer to as a full defeasance, if we put in place the following other arrangements for you to be repaid:
•We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series money or U.S. government or U.S. government agency notes or bonds, or a combination thereof, that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates.
•There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.
•We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.
If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.
In addition, the subordinated note indenture provides that if we choose to have the defeasance and discharge provision applied to the subordinated debt securities, the subordination provisions of the subordinated note indenture will become ineffective upon full defeasance of the subordinated debt securities.
However, even if we make the deposit in trust and opinion delivery arrangements discussed above, a number of our obligations relating to the debt securities will remain. These include our obligations:
•to register the transfer and exchange of debt securities;
•to replace mutilated, destroyed, lost or stolen debt securities;
•to maintain paying agencies; and

•to hold money for payment in trust.
Covenant Defeasance. Under current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities, which we refer to as covenant defeasance. In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:
•We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series money or U.S. government or U.S. government agency notes or bonds, or a combination thereof, that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates.
•We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.
If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the Events of Default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
Satisfaction and Discharge
The indentures will cease to be of further effect and the trustee, upon our demand and at our expense, will execute appropriate instruments acknowledging the satisfaction and discharge of the applicable indenture upon compliance with certain conditions, including:
•Our having paid all sums payable by us under the applicable indenture, as and when the same shall be due and payable.
•Our having delivered to the trustee for cancellation all debt securities theretofore authenticated under the applicable indenture; or, all debt securities of any series outstanding under the applicable indenture not theretofore delivered to the trustee for cancellation shall have become due and payable or are by their terms to become due and payable within one year and we shall have deposited with the trustee sufficient cash or U.S. government or U.S. government agency notes or bonds that will generate enough cash to pay, at maturity or upon redemption, all such debt securities of any series outstanding under the applicable indenture.
•Our having delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.
Highly Leveraged Transaction
The general provisions of the indentures do not afford holders of the debt securities protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the debt securities.
Subordination
Any subordinated debt securities issued under the subordinated note indenture will be subordinate and junior in right of payment to all of our Senior Debt (including all debt securities issued under the senior note indenture) whether existing at the date of the subordinated note indenture or subsequently incurred. Upon any payment or distribution of our assets to creditors upon any:
•liquidation;
•dissolution;

•winding-up;
•receivership;
•reorganization;
•assignment for the benefit of creditors;
•marshaling of assets and liabilities;
•bankruptcy;
•insolvency; or
•debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding, the holders of Senior Debt will first be entitled to receive payment in full of the principal of, premium, if any, and interest on such Senior Debt before the holders of the subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of, premium, if any, or interest on the subordinated debt securities.
Upon the acceleration of the maturity of any subordinated debt securities, the holders of all Senior Debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of, premium, if any, or interest on the subordinated debt securities.
No payments on account of principal, or any premium or interest, in respect of the subordinated debt securities may be made if:
•there has occurred and is continuing a default in any payment with respect to Senior Debt; or
•there has occurred and is continuing an Event of Default with respect to any Senior Debt resulting in the acceleration of, or permitting the holder or holders thereof to accelerate, the maturity thereof.
“Senior Debt” means the principal of, and any premium and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, whether or not such claim for post-petition interest is allowed in such proceeding) on our Debt, whether incurred on, before or after the date of the subordinated note indenture, unless the instrument creating or evidencing the Debt or under which the Debt is outstanding provides that obligations created by it are not superior in right of payment to the subordinated debt securities.
“Debt” means, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:
•every obligation of that person for money borrowed;
•every obligation of that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;
•every reimbursement obligation of that person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of that person;
•every obligation of that person incurred in connection with the acquisition of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;
•every capital lease obligation of that person; and
•every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or for which such person is responsible or liable, directly or indirectly, as obligor or otherwise.

The indentures will place no limitation on the amount of additional Senior Debt that we may incur.
Events of Default
Each indenture defines an Event of Default with respect to any series of debt securities. Unless otherwise provided in the applicable prospectus supplement, Events of Default are any of the following:
•We do not pay the principal or any premium on a note on its due date.
•We do not pay interest on a note within 30 days of its due date.
•We do not make any sinking fund payment when due.
•We remain in breach of any other term of the applicable indenture for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of the debt securities of the affected series.
•We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.
An Event of Default under one series of debt securities does not necessarily constitute an Event of Default under any other series of debt securities. Each indenture provides that the trustee may withhold notice to the holders of any series of debt securities issued thereunder of any default if the trustee considers it in the interest of such holders to do so provided the trustee may not withhold notice of default in the payment of principal, premium, if any, or interest, if any, on any of the debt securities of that series or in the making of any sinking fund installment or analogous obligation with respect to that series.
Remedies If an Event of Default Occurs. Each indenture provides that if an Event of Default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an Event of Default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities will be automatically accelerated, without any action by the trustee or any holder. A declaration of acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the debt securities of the affected series if certain conditions are satisfied.
The holders of a majority in principal amount of the outstanding debt securities of any series may waive the rights of all holders with respect to past defaults. Holders of a majority in principal amount of the outstanding debt securities, however, may not waive the rights of all holders relating to these events if they involve a default in payment obligations or a provision of the applicable indenture that cannot be modified or amended without the consent of each holder of debt securities of such series affected.
Except as may otherwise be provided in the indentures in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability, which is called an indemnity. If a reasonable indemnity is provided, the holders of a majority in principal amount of the debt securities outstanding of the affected series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. Subject to certain exceptions contained in the indentures, these majority holders may also direct the trustee in performing any other action under the applicable indenture.
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•You must give the trustee written notice that an Event of Default has occurred and remains uncured.
•The holders of 25% in principal amount of all outstanding debt securities of the affected series must make a written request that the trustee take action because of the Event of Default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.
•No inconsistent written requests by holders of a majority in principal amount of all outstanding debt securities of the affected series have been made to the trustee within the 60 days after the written notice of the Event of Default is sent to the trustee.
However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after the due date of that payment.
We will furnish to the trustee every year a written statement of one of our officers certifying that to such officer’s knowledge we are in compliance with the indentures and the debt securities, or else specifying any default.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 applies.
Regarding the Trustee
The Bank of New York Mellon Trust Company, N.A. is the trustee under the indentures. The Bank of New York Mellon Trust Company, N.A. is the trustee under those certain indentures pursuant to which each of:
•Elevance Health’s 3.350% senior unsecured notes due 2024;
•Elevance Health’s 3.500% senior unsecured notes due 2024;
•Elevance Health’s 2.375% senior unsecured notes due 2025;
•Elevance Health’s 5.350% senior unsecured notes due 2025;
•Elevance Health’s 1.500% senior unsecured notes due 2026;
•Elevance Health’s 4.900% senior unsecured notes due 2026;
•Elevance Health’s 3.650% senior unsecured notes due 2027;
•Elevance Health’s 4.101% senior unsecured notes due 2028;
•Elevance Health’s 2.875% senior unsecured notes due 2029;
•Elevance Health’s 2.250% senior unsecured notes due 2030;
•Elevance Health’s 2.550% senior unsecured notes due 2031;
•Elevance Health’s 4.100% senior unsecured notes due 2032;
•Elevance Health’s 5.500% senior unsecured notes due 2032;
•Elevance Health’s 4.750% senior unsecured notes due 2033;
•Elevance Health’s 5.950% senior unsecured notes due 2034;
•Elevance Health’s 5.850% senior unsecured notes due 2036;
•Elevance Health’s 6.375% senior unsecured notes due 2037;
•Elevance Health’s 5.800% senior unsecured notes due 2040;
•Elevance Health’s 4.625% senior unsecured notes due 2042;

•Elevance Health’s 4.650% senior unsecured notes due 2043;
•Elevance Health’s 5.100% senior unsecured notes due 2044;
•Elevance Health’s 4.650% senior unsecured notes due 2044;
•Elevance Health’s 4.375% senior unsecured notes due 2047;
•Elevance Health’s 4.550% senior unsecured notes due 2048;
•Elevance Health’s 3.700% senior unsecured notes due 2049;
•Elevance Health’s 3.125% senior unsecured notes due 2050;
•Elevance Health’s 3.600% senior unsecured notes due 2051;
•Elevance Health’s 4.550% senior unsecured notes due 2052;
•Elevance Health’s 6.100% senior unsecured notes due 2052;
•Elevance Health’s 5.125% senior unsecured notes due 2053; and
•Elevance Health’s 4.850% senior unsecured notes due 2054
are outstanding. The Bank of New York Mellon Trust Company, N.A. also is the fiscal agent under the fiscal agency agreement pursuant to which Anthem Insurance Companies, Inc.’s 9.000% surplus notes due 2027 are outstanding. The Bank of New York Mellon Corporation, an affiliate of the trustee, also performs services for us in the ordinary course of business.

DESCRIPTION OF THE PREFERRED STOCK
This section describes the general terms and provisions of the preferred stock we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the preferred stock then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement. Because this is only a summary, it does not contain all of the terms applicable to the preferred stock that we may offer. We urge you to read carefully our amended and restated articles of incorporation, as amended (our “articles of incorporation”), and the articles of amendment we have filed or will file in relation to an issue of any particular series of preferred stock before you buy any preferred stock.
We are authorized to issue up to 100,000,000 shares of preferred stock, without par value, none of which is issued or outstanding. Our board of directors may issue from time to time shares of preferred stock in one or more series and with the relative powers, rights and preferences and for the consideration our board of directors may determine.
Our board of directors may, without further action of the shareholders, determine and set forth in an amendment to our articles of incorporation the following for each series of preferred stock:
•the serial designation and the number of shares in that series;
•the dividend rate or rates, whether dividends shall be cumulative and, if so, from what date, the payment date or dates for dividends, and any rights of priority or participating or other special rights with respect to dividends;
•any voting rights of the shares;
•whether the shares will be redeemable or convertible and, if so, the price or prices at which, and the terms and conditions on which the shares may be redeemed or converted;
•the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of us prior to any payment or distribution of our assets to any class or classes of our stock ranking junior to the preferred stock;
•whether the shares will be entitled to the benefit of a sinking fund and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;
•whether the shares will be subject to any restrictions on the issue of additional shares in addition to those restrictions already provided for in our articles of incorporation; and
•any other preferences, privileges and powers, and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions, as our board of directors may deem advisable and as shall not be inconsistent with the provisions of our articles of incorporation.
Depending on the rights prescribed for a series of preferred stock, the issuance of preferred stock could have an adverse effect on the voting power of the holders of common stock or could impose restrictions upon the payment of dividends and other distributions to the holders of common stock.
The preferred stock, when issued, will be fully paid and nonassessable. Unless the applicable prospectus supplement provides otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which may be issued by us in the future. The transfer agent and registrar for the preferred stock will be specified in the applicable prospectus supplement.

DESCRIPTION OF THE COMMON STOCK
The following is a summary of the general terms and provisions of our common stock. For additional information regarding our common stock, please refer to our articles of incorporation, our bylaws, as amended (“bylaws”) and the applicable provisions of the Indiana Business Corporation Law, as amended (the “IBCL”).
General
We are authorized to issue up to 900,000,000 shares of common stock, par value $0.01 per share. Each holder of our common stock is entitled to one vote per share of record on all matters to be voted upon by the shareholders. Holders do not have cumulative voting rights in the election of directors or any other matter. Subject to the preferential rights of the holders of any preferred stock that may at the time be outstanding, each share of common stock will entitle the holder of that share to an equal and ratable right to receive dividends or other distributions (other than purchases, redemptions or other acquisitions of shares by us) if declared from time to time by our board of directors and if there are sufficient funds to legally pay a dividend.
In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of common stock will be entitled to share ratably in all assets remaining after payments to creditors and after satisfaction of the liquidation preference, if any, of the holders of any preferred stock that may at the time be outstanding. Holders of common stock have no preemptive or redemption rights and will not be subject to further calls or assessments by us. Any shares of common stock offered by this prospectus will, when issued, be fully paid and nonassessable.
Authorized But Unissued Shares
The IBCL does not require shareholder approval for any issuance of authorized shares. Authorized but unissued shares may be used for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions. One of the effects of the existence of authorized but unissued shares may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of current management and possibly deprive the shareholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
Limitations on Ownership of Our Common Stock in Articles of Incorporation
As required under our licenses with the Blue Cross and Blue Shield Association (“BCBSA”), our articles of incorporation contain certain limitations on the ownership of our common stock. Our articles of incorporation provide that no person may beneficially own shares of voting capital stock in excess of specified ownership limits, except with the prior approval of a majority of the “continuing directors.” The ownership limits, which may not be exceeded without the prior approval of the BCBSA, are the following:
•for any institutional investor (as defined in our articles of incorporation), one share less than 10% of our outstanding voting securities;
•for any non-institutional investor (as defined in our articles of incorporation), one share less than 5% of our outstanding voting securities; and
•for any person, one share less than the number of shares of our common stock or other equity securities (or a combination thereof) representing a 20% ownership interest in us.
Any transfer of stock that would result in any person beneficially owning shares of capital stock in excess of any ownership limit will result in the intended transferee acquiring no rights in the shares exceeding such ownership limit (with certain exceptions) and the person’s excess shares will be deemed transferred to an escrow agent to be held until the shares are transferred to a person whose ownership of the shares will not violate the ownership limit.

Certain Other Provisions of Our Articles of Incorporation and Bylaws
Certain other provisions of our articles of incorporation and bylaws may delay or make more difficult unsolicited acquisitions or changes of control of us. These provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change in control of us, although these proposals, if made, might be considered desirable by a majority of our shareholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of the current management without the concurrence of the board of directors. These provisions include:
•the division of the board of directors into three classes serving staggered terms of office of three years;
•provisions limiting the maximum number of directors to 19 and requiring that any increase in the number of directors then in effect must be approved by a majority of continuing directors;
•provisions requiring that, except in certain limited circumstances, the filling of any vacancy on the board of directors must be approved by a majority of continuing directors;
•permitting a special meeting of shareholders to be called only by the board of directors, the Chair of the Board, the Lead Director, the Chief Executive Officer, the President, or upon the written demand of any one or more shareholders owning at least 20% of our outstanding common stock; and
•requirements for advance notice for raising business or making nominations at shareholders’ meetings.
Our bylaws provide that if the requirement for a classified board structure set forth in our licenses with the BCBSA is eliminated or otherwise no longer applicable to the Company, the board of directors will take all necessary actions to implement the elimination of the classified board structure and the annual election of all directors, which shall be phased in over a three-year period commencing with the first annual meeting of shareholders occurring at least 90 days after the board of directors determines that such requirement is eliminated or is otherwise no longer applicable to the Company.
Our bylaws establish an advance notice procedure with regard to business to be brought before an annual or special meeting of shareholders and advance notice and proxy access procedures with regard to the nomination of candidates for election as directors, other than by or at the direction of the board of directors, including nominations made in accordance with Rule 14a-19 promulgated under the Exchange Act. Although our bylaws do not give the board of directors any power to approve or disapprove shareholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the established procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposal without regard to whether consideration of those nominees or proposals might be harmful or beneficial to us and our shareholders.
In addition, our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim for breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or certain specified constituents of ours, (c) any action asserting a claim arising pursuant to any provision of the IBCL or our articles of incorporation or bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine, will be, to the fullest extent permitted by law, the Marion Superior Court in Marion County, Indiana or, if the Marion Superior Court lacks jurisdiction, the United States District Court for the Southern District of Indiana.
Certain Provisions of the Indiana Business Corporation Law
As an Indiana corporation, we are governed by the IBCL. The following are some of the more significant provisions of the IBCL that may delay, prevent or make more difficult certain unsolicited acquisitions or changes of control of us. These provisions also may have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interest.

Control Share Acquisitions. Under Chapter 42 of the IBCL, an acquiring person or group who acquires, directly or indirectly, ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding “control shares” in an “issuing public corporation” may not exercise voting rights on any control shares unless these voting rights are conferred by a majority vote of the disinterested shareholders of the issuing public corporation at a special meeting of those shareholders held upon the request and at the expense of the acquiring person or, if no such request is made, at the next special or annual meeting of shareholders. If the acquiring person has acquired control shares with a majority or more of the voting power, and the control shares are accorded full voting rights by the disinterested shareholders, all shareholders of the issuing public corporation have dissenters’ rights to receive the fair value of their shares pursuant to Chapter 44 of the IBCL. We are an “issuing public corporation” as defined under Chapter 42.
Under Chapter 42, “control shares” means shares acquired by a person that, when added to all other shares of the issuing public corporation owned by that person or in respect to which that person may exercise or direct the exercise of voting power, would otherwise entitle that person to exercise voting power of the issuing public corporation in the election of directors within any of the following ranges: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more.
Chapter 42 does not apply if, before a control share acquisition is made, the corporation’s articles of incorporation or bylaws, including a bylaw adopted by the corporation’s board of directors, provide that such chapter does not apply. Our bylaws provide that we are not subject to Chapter 42; however, our board of directors could amend our bylaws to rescind our election to opt out of Chapter 42.
Certain Business Combinations. Chapter 43 of the IBCL restricts the ability of an Indiana corporation that has 100 or more shareholders to engage in any business combinations with an “interested shareholder” for five years after the date the shareholder became an “interested shareholder” (such date, the “share acquisition date”), unless the business combination or the purchase of shares by the interested shareholder on the interested shareholder’s share acquisition date is approved by the board of directors of the corporation before the share acquisition date. If such prior approval is not obtained, the interested shareholder may effect a business combination after the five-year period only if that shareholder receives approval from a majority of the disinterested shareholders or the offer meets specified fair price criteria.
For purposes of Chapter 43, “interested shareholder” means any person, other than the corporation or its subsidiaries, who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation or (2) an affiliate or associate of the corporation, which at any time within the five-year period immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the corporation.
Chapter 43 does not apply to corporations that elect not to be subject to Chapter 43 in an amendment to their articles of incorporation approved by a majority of the disinterested shareholders. That amendment, however, cannot become effective until 18 months after its passage and would apply only to share acquisitions occurring after its effective date. Our articles of incorporation do not exclude us from Chapter 43.
Mandatory Classified Board of Directors. Under Chapter 33 of the IBCL, a corporation with a class of voting shares registered with the SEC under Section 12 of the Exchange Act must have a classified board of directors unless the corporation adopts a bylaw expressly electing not to be governed by this provision. Although our articles of incorporation and bylaws provide for a classified board of directors so long as we are required to do so under our licenses with the BCBSA, we adopted an amendment to our bylaws electing not to be subject to this mandatory requirement effective July 29, 2009.
Unanimous Written Consent of Shareholders. Under Chapter 29 of the IBCL, as well as our articles of incorporation and our bylaws, any action required or permitted to be taken by the holders of common stock may be effected only at an annual meeting or special meeting of such holders, and shareholders may act in lieu of such meetings only by unanimous written consent.

Amendment and Repeal of Bylaws
Our articles of incorporation and bylaws provide that the bylaws may be altered, amended or repealed by either (1) the affirmative vote of a majority of the entire number of directors, or (2) except for certain provisions of the bylaws, the affirmative vote, at a shareholder meeting, of at least a majority of the votes entitled to be cast by the holders of the outstanding shares of all classes of our stock entitled to vote generally in the election of directors, considered for this purpose as a single voting group.
Listing
Our common stock trades on the New York Stock Exchange under the symbol “ELV.” Computershare Trust Company, N.A. is the registrar, transfer agent, conversion agent and dividend disbursing agent for the common stock.

DESCRIPTION OF THE DEPOSITARY SHARES
General
We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. We will deposit shares of preferred stock represented by depositary shares under a separate deposit agreement among us, a preferred stock depositary and the holders from time to time of the depositary shares. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the shares of preferred stock by us to a preferred stock depositary, we will cause such preferred stock depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.
Dividends and Other Distributions
The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the shares of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.
In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary, unless the preferred stock depositary determines that it is not feasible to make such distribution, in which case the preferred stock depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.
No distribution will be made in respect of any depositary share to the extent that it represents any shares of preferred stock converted into other securities.
Withdrawal of Stock
Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred stock depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of preferred stock on the basis of the proportion of shares of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such shares of preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock so redeemed, provided we shall have paid in full to the preferred stock depositary the redemption price of the shares of preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the shares of preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our charter.
From and after the date fixed for redemption, all dividends in respect of the shares of preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred stock depositary.
Voting of the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the applicable shares of preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such shares of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the shares of preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of shares of preferred stock represented by such holder’s depositary shares. The preferred stock depositary will vote the amount of shares of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of shares of preferred stock represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred stock depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.
Conversion of Preferred Stock
The depositary shares, as such, are not convertible into common stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred stock depositary with written instructions to the preferred stock depositary to instruct us to cause conversion of the shares of preferred stock represented by the depositary shares evidenced by such depositary receipts into whole shares of common stock or other shares of preferred stock, and we agree that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of shares of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.
Amendment and Termination of a Deposit Agreement
The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts, or that would be materially and adversely inconsistent with the rights granted to the holders of the related shares of preferred stock, will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related shares of preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.
The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred stock depositary if a majority of each series of preferred stock affected by such termination consents to such termination, whereupon the preferred stock depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred stock depositary with respect to such depositary receipts. In addition, the deposit agreement will automatically terminate if (a) all outstanding depositary shares shall have been redeemed, (b) there shall have been a final distribution in respect of the related shares of preferred stock in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such shares of preferred stock or (c) each related share of preferred stock shall have been converted into our securities not so represented by depositary shares.
Charges of a Preferred Stock Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.
Resignation and Removal of Depositary
The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain combined capital and surplus requirements.
Miscellaneous
The preferred stock depositary will forward to holders of depositary receipts any reports and communications from us which are received by the preferred stock depositary with respect to the related shares of preferred stock.
Neither we nor the preferred stock depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the preferred stock depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of shares of preferred stock represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of preferred stock represented thereby unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.
In the event the preferred stock depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary shall be entitled to act on such claims, requests or instructions received from us.
Depositary
The prospectus supplement will identify the depositary for the depositary shares.
Listing of the Depositary Shares
The prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

DESCRIPTION OF THE WARRANTS
We may issue warrants for the purchase of our common stock, preferred stock or depositary shares representing shares of preferred stock. Warrants may be issued independently or together with any of the other securities offered by this prospectus that are offered by any prospectus supplement and may be attached to or separate from the securities offered by this prospectus. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:
•the title of the warrants;
•the aggregate number of the warrants;
•the price or prices at which the warrants will be issued;
•the currencies in which the price or prices of such warrants may be payable;
•the designation, number and terms of the securities purchasable upon exercise of the warrants;
•the designation and terms of the other securities offered by this prospectus with which the warrants are issued, and the number of the warrants issued with each security offered by this prospectus;
•the date, if any, on and after which the warrants and the related securities will be separately transferable;
•the price or prices at which and currency or currencies in which the securities purchasable upon exercise of the warrants may be purchased;
•the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;
•the minimum or maximum amount of the warrants which may be exercised at any one time;
•information with respect to book-entry procedures, if any;
•a discussion of material U.S. federal income tax considerations; and
•any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF THE RIGHTS
We may issue rights to our shareholders for the purchase of our common stock, preferred stock or depositary shares. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:
•the date for determining the securityholders entitled to the rights distribution;
•the aggregate number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of such rights and the exercise price;
•the aggregate number of rights being issued;
•the date, if any, on and after which such rights may be transferable separately;
•the date on which the right to exercise such rights shall commence and the date on which such right will expire;
•any special U.S. federal income tax consequences; and
•any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
We may issue stock purchase contracts, including contracts obligating you to purchase from us, and us to sell to you, a specified number of shares of our preferred or common stock at a future date or dates. The price per share of stock and the number of shares of stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue stock purchase contracts separately or as part of units, known as stock purchase units, consisting of a stock purchase contract and beneficial interests in:
•senior debt securities or subordinated debt securities; or
•debt obligations of third parties, including U.S. Treasury securities, which may or may not secure your obligations to purchase the stock under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to you or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner. The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units.

PLAN OF DISTRIBUTION
Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.
Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.
Shares of our common stock may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.
Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.
Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.
If indicated in the prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.
In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any overallotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be undertaken by any underwriters and, if they are undertaken, may be discontinued at any time without notice.
We may sell the securities in exchange, in whole or part, for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and include services or products we may use in our business; outstanding debt or equity securities of our Company or one or more of our subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which outstanding debt or equity securities of our Company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.
Our common shares are listed on the New York Stock Exchange under the symbol “ELV.” Any securities that we issue, other than common shares, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

VALIDITY OF THE SECURITIES
In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for the Company by Hogan Lovells US LLP and Faegre Drinker Biddle & Reath LLP and for any underwriters or agents by counsel named in the applicable prospectus supplement. With respect to certain legal matters relating to Indiana law, Hogan Lovells US LLP has relied upon the opinion of Faegre Drinker Biddle & Reath LLP, counsel for the Company.

EXPERTS
The consolidated financial statements and financial statement schedule for the year ended December 31, 2022 of Elevance Health appearing in Elevance Health’s Exhibit 99.1 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and the effectiveness of Elevance Health’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The estimated fees and expenses (not including underwriting discounts and commissions) payable by the Registrant in connection with the issuance and distribution of the securities being registered hereby are set forth in the following table:

SEC registration fee	$ *
Trustee’s fees	$ **
Printing expenses	$ **
Rating agency fees	$ **
Accounting fees and expenses	$ **
Legal fees and expenses	$ **
Miscellaneous	$ **
Total	$ **
__________________
*The Registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.
**The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.
Item 15. Indemnification of Directors and Officers
The IBCL provides that a corporation, unless limited by its articles of incorporation, is required to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, to which the director or officer is a party because of his or her service as a director or officer of the corporation against reasonable expenses, including counsel fees, incurred in connection with the proceeding.
The IBCL also permits a corporation to indemnify a director, officer, employee or agent who is made a party to a proceeding because the person is or was a director, officer, employee or agent of the corporation against liability incurred in the proceeding if (i) the individual’s conduct was in good faith and (ii) the individual reasonably believed (A) in the case of conduct in the individual’s official capacity with the corporation, that the conduct was in the corporation’s best interests and (B) in all other cases that the individual’s conduct was at least not opposed to the corporation’s best interests and (iii) in the case of a criminal proceeding, the individual either (A) had reasonable cause to believe the individual’s conduct was lawful or (B) had no reasonable cause to believe the individual’s conduct was unlawful. The IBCL also permits a corporation, under certain circumstances, including that the individual furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the above standard of conduct and a written undertaking to repay the advance if it is ultimately determined that he or she did not meet such standard of conduct, to pay for or reimburse reasonable expenses incurred before the final disposition of the proceeding and permits a court of competent jurisdiction to order a corporation to indemnify a director, officer, employee or agent if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standards for indemnification otherwise provided in the IBCL.
As permitted by the IBCL, Elevance Health’s articles of incorporation provide for indemnification of directors, officers, employees and agents of Elevance Health to the fullest extent authorized or permitted by the IBCL, or otherwise consistent with the public policy of the State of Indiana, including, but not limited to, against any and all liability and reasonable expense that may be incurred by them, in connection with or resulting from any pending, threatened or completed claim, action, suit or proceeding and all appeals thereof (whether brought by or in the right of Elevance Health or any other corporation or otherwise), civil, criminal, administrative or investigative, formal or informal, in which they may become involved as a party or otherwise by reason of being or having been a director, officer, employee or agent thereof or serving or having served at Elevance Health’s request as a director, officer, employee, partner, trustee, member, manager, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other organization or entity, whether for profit or not, or by reason of any action taken or not taken by such individual in such capacity. To be entitled to indemnification, those persons must have been wholly successful in the claim, action, suit or proceeding or the board of directors must have determined, based upon a written finding of legal counsel or another independent referee, or a court of competent jurisdiction must have determined, that such persons acted in good faith in what they reasonably believed to be the best interest of Elevance Health (or at least not opposed to its best interests) and, in addition, in any criminal action, had reasonable cause to believe their conduct was lawful (or had no reasonable cause to believe that their conduct was unlawful). The articles of incorporation authorize Elevance Health to advance funds for expenses to an indemnified person, but only upon receipt of an undertaking that he or she will repay the same if it is ultimately determined that such party is not entitled to indemnification.
The rights of indemnification provided by the articles of incorporation of Elevance Health are not exhaustive and are in addition to any rights to which a director or officer may otherwise be entitled by contract or as a matter of law. Irrespective of the provisions of the articles of incorporation of Elevance Health, Elevance Health may, at any time and from time to time, indemnify directors, officers, employees and other persons to the full extent permitted by the provisions of applicable law at the time in effect, whether on account of past or future transactions.
In addition, Elevance Health has obtained a directors’ and officers’ liability and company reimbursement policy that insures against certain liabilities under the Securities Act, subject to applicable retentions.

Item 16. Exhibits
EXHIBIT INDEX

Exhibit Number	Description of Documents

1.1*	Form of Underwriting Agreement

3.1
Amended and Restated Articles of Incorporation of Elevance Health, Inc., as amended and restated effective June 27, 2022, incorporated herein by reference to Exhibit 3.1 to Elevance Health, Inc.’s Current Report on Form 8-K filed on June 28, 2022

3.2	Bylaws of Elevance Health, Inc., as amended effective October 4, 2023, incorporated herein by reference to Exhibit 3.1 to Elevance Health, Inc.’s Current Report on Form 8-K filed on October 5, 2023

4.1
Senior Indenture, dated as of November  21, 2017, between Elevance Health, Inc. (formerly known as Anthem, Inc.) and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the senior debt securities, incorporated herein by reference to Exhibit 4.1 to Elevance Health, Inc.’s Current Report on Form 8-K filed on November 21, 2017

4.2
Subordinated Indenture, dated as of May  12, 2015, between Elevance Health, Inc. (formerly known as Anthem, Inc.) and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the subordinated debt securities, incorporated herein by reference to Exhibit 4.1 to Elevance Health, Inc.’s Current Report on Form 8-K filed on May 12, 2015

4.3	Form of Senior Debt Security (included in Exhibit 4.1)

4.4	Form of Subordinated Debt Security (included in Exhibit 4.2)

4.5*	Form of Articles of Amendment for Preferred Stock

4.6*	Form of Specimen Certificate of Preferred Stock

4.7*	Form of Deposit Agreement

4.8*	Form of Warrant

4.9*	Form of Warrant Agreement and Warrant Certificate

4.10*	Form of Rights Agreement

4.11*	Form of Purchase Contract Agreement

5.1**	Opinion of Hogan Lovells US LLP

5.2**	Opinion of Faegre Drinker Biddle & Reath LLP

23.1**	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP

23.2**	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

23.3**	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.2)

24.1**	Powers of Attorney (included on the signature page hereto)

25.1**	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as trustee under the senior and subordinated indentures
107**	Filing Fee Table
__________________
*To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.
**Filed herewith.

Item 17. Undertakings
(a)The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on November 1, 2023.

ELEVANCE HEALTH, INC.

By:	/s/ Gail K. Boudreaux
Name:	Gail K. Boudreaux
Title:	President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark Kaye, Kathleen S. Kiefer and Blair W. Todt, each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable the Company to comply with the Securities Act, and any rules, regulations, or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of this registration statement on Form S-3 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities regulatory body, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable securities laws, including without limitation state securities laws, and to file the same, together with other documents in connection therewith with the appropriate authorities, including without limitation state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title of Capacities	Date

/s/ Gail K. Boudreaux	President and Chief Executive Officer and Director (Principal Executive Officer)	November 1, 2023
Gail K. Boudreaux

/s/ Mark Kaye	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 1, 2023
Mark Kaye

/s/ Ronald W. Penczek	Chief Accounting Officer and Controller (Principal Accounting Officer)	November 1, 2023
Ronald W. Penczek

/s/ Elizabeth E. Tallett	Chair of the Board	November 1, 2023
Elizabeth E. Tallett

/s/ R. Kerry Clark	Director	November 1, 2023
R. Kerry Clark

/s/ Susan D. DeVore	Director	November 1, 2023
Susan D. DeVore

/s/ Robert L. Dixon, Jr.	Director	November 1, 2023
Robert L. Dixon, Jr.

/s/ Lewis Hay III	Director	November 1, 2023
Lewis Hay III

/s/ Bahija Jallal	Director	November 1, 2023
Bahija Jallal

/s/ Antonio F. Neri	Director	November 1, 2023
Antonio F. Neri

/s/ Ramiro G. Peru	Director	November 1, 2023
Ramiro G. Peru

/s/ Ryan M. Schneider	Director	November 1, 2023
Ryan M. Schneider

/s/ Deanna D. Strable	Director	November 1, 2023
Deanna D. Strable